UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 6, 2007
THE CORPORATE EXECUTIVE BOARD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-24799	52-2056410
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2000 Pennsylvania Avenue, N.W., Washington, D.C.	20006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(202) 777-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     In a press release on February 6, 2007, The Corporate Executive Board Company (the “Company”) announced that on February 6, 2007 it entered into a three-year agreement with The Advisory Board Company (“Advisory Board”) to collaborate on four initiatives specific to each company’s traditional demonstrated best practice research memberships. Two initiatives relate to content-sharing, providing the Advisory Board with the opportunity to license the Company’s General Counsel Roundtable materials and the Company with the opportunity to license Advisory Board health care industry research. The third part of the collaboration covers potential product development in traditional demonstrated best practices research memberships. The fourth part focuses on ways to enhance service to the companies’ existing bases of members of demonstrated best practice research memberships programs. The collaboration does not include the payment of fees other than license fees payable upon implementation of content sharing programs. Each collaboration initiative covered by the agreement includes a renewal option for at least one additional two-year term. To facilitate the open sharing of information required for the collaboration, the agreement also includes a non-compete provision in each company’s traditional best practice research memberships. The term of the non-compete provision will be at least four years and may extend an additional two years depending on the renewals of the collaboration initiatives covered by the agreement. A copy of the Company’s press release is attached hereto and furnished as Exhibit 99.1.
Item 2.02. Results of Operations and Financial Condition.
     In a press release on February 6, 2007, the Company announced and commented on its financial results for the fourth quarter and fiscal year ended December 31, 2006, announced an increase in the Company’s quarterly dividend and additional share repurchase authorization, and provided a financial outlook for fiscal 2007. A copy of the Company’s press release is attached hereto and furnished as Exhibit 99.1.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     In a press release on February 6, 2007, the Company announced that Derek van Bever, Chief Research Officer, will be scaling back his commitments at the Company and, as a result, will step down as an executive officer of the Company on March 1, 2007. Mr. Van Bever will remain with the Company in a new role that allows him to remain a key contributor to, and thought-partner in, the evolution of the Company. A copy of the Company’s press release is attached hereto and furnished as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
99.1	The Corporate Executive Board Company’s press release for fourth quarter 2006 earnings, increases in the quarterly dividend and additional share repurchase authorization, stepping down of Derek Van Bever as an executive officer, and agreement with The Advisory Board Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Corporate Executive Board Company
(Registrant)
Date: February 6, 2007

By: /s/ Timothy R. Yost

Timothy R. Yost
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	The Corporate Executive Board Company’s press release for fourth quarter 2006 earnings, increases in the quarterly dividend and additional share repurchase authorization, stepping down of Derek Van Bever as an executive officer, and agreement with The Advisory Board Company.